Exhibit 23(j)(6)

301 E. LIBERTY, SUITE 500
ANN ARBOR, MICHIGAN 48104-2266
TELEPHONE: (734) 623-7075
FACSIMILE: (734) 623-1625 http://www.dickinsonwright.com

THOMAS D. HAMMERSCHMIDT, JR.
THammerschmidt@dickinsonwright.com
(734) 623-1602
January 18, 2008
Via First Class Mail

Seligman Municipal Fund Series, Inc.

100 Park Avenue

New York, NY 10017

Re: Seligman Municipal Fund Series - Michigan Series

Ladies and Gentlemen:

We have acted as special Michigan counsel to the Seligman Municipal Fund Series, Inc. (the “Fund”). You have requested our opinion with respect to certain Michigan tax consequences of investments in the Michigan Municipal Series (the “Michigan Fund”). In connection therewith, we have reviewed the Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Registration Statement”) with respect to the Fund.

The Fund is a non-diversified, open-end management investment company satisfying the requirements for qualification for federal income tax purposes as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund was incorporated in Maryland on August 8, 1983. The Fund currently consists of a national series and 12 state series, one of which is the Michigan Fund. Each of the separate state funds, including the Michigan Fund, is treated as a separate corporation for federal income tax purposes.

Each Fund normally invests at least 80% of its net assets in municipal securities that pay interest exempt from regular federal income tax under Section 103(a) of the Code. Assuming a Fund’s compliance with the Code’s distribution and other requirements for regulated investment companies, such Fund’s ordinary dividends received by Fund shareholders attributable to tax-exempt interest (“exempt-interest dividends”) are exempt from federal income tax under Section 852(b)(5)(B) of the Code.

The Michigan Fund will invest primarily in interest-bearing obligations issued by or on behalf of the State of Michigan, political subdivisions thereof, and agencies and instrumentalities of the state or its political subdivisions. It may also invest in interest-bearing obligations issued by or on behalf of governments, the securities of which bear interest exempt from federal taxes and Michigan income tax, such as the government of Puerto Rico and its authorities, from time to time, in obligations issued or guaranteed by the United States and its agencies, instrumentalities, or authorities and corporate debt securities, commercial paper, and certificates of deposit.

Counselors At Law

DETROIT	BLOOMFIELD HILLS	LANSING	GRAND RAPIDS	ANN ARBOR
WASHINGTON, D.C.

Seligman Municipal Fund Series, Inc. January 18, 2008 Page 2	DICKINSON WRIGHT PLLC

The Michigan Series will notify its shareholders within 60 days after the close of the calendar year as to the interest derived from Michigan obligations and exempt from Michigan income tax.

Pursuant to Michigan’s Income Tax Act of 1967, which imposes an income tax on individuals residing in Michigan, Michigan trusts and estates, and nonresident individuals deriving income from business activity or property within the State, interest on tax-exempt obligations of the State of Michigan or its political or governmental subdivisions, its governmental agencies or instrumentalities (as well as certain other federally tax-exempt obligations, the interest on which is exempt from Michigan tax, such as, for example, certain obligations of Puerto Rico), is exempt from Michigan individual income tax.

Effective on and after January 1, 2008, a separate business tax is imposed pursuant to the Michigan Business Tax Act (“MBT”)1 on every person, including individuals, firms, banks, financial institutions, insurance companies, limited partnerships, limited liability partnerships, copartnerships, partnerships, joint ventures, associations, corporations, subchapter S corporations, limited liability companies, receivers, estates, trusts, and unitary business groups or other groups or combinations of the foregoing entities, conducting business activity in the State. As applied to most taxpayers, the business tax has two components, the first being a business income tax imposed at a rate of 4.95% on a taxpayer’s Michigan business income tax base. The business income tax base consists of federal taxable income, after apportionment or allocation to the State, modified to add interest and dividends derived from obligations or securities of states other than Michigan, in the same amount excluded from federal taxable income. Thus, interest and dividends derived from obligations or securities of Michigan and its governmental subdivisions, agencies and instrumentalities, is not subject to the business income tax component of the Michigan Business Tax.

In addition, the MBT provides that for an individual, estate, partnership organized exclusively for estate or gift planning purposes, or trust organized exclusively for estate or gift planning purposes, business income is that part of federal taxable income, including interest and dividends on securities, derived from transactions, activities, and sources in the regular course of the taxpayer’s trade or business. Income not included in taxable business income for an individual, estate, partnership organized exclusively for estate or gift planning purposes, or trust organized exclusively for estate or gift planning purposes includes, but is not limited to, income received in personal investment activity, including interest, dividends, and gains from a personal investment portfolio or retirement account, and gains and losses from the disposition of tangible, intangible, or real property held for personal use and enjoyment, such as a personal residence or personal assets.

[1]	The Michigan Business Tax replaces the Single Business Tax, which was Michigan's previous tax on business activities, repealed for periods on and after January 1, 2008.

Counselors At Law

DETROIT	BLOOMFIELD HILLS	LANSING	GRAND RAPIDS	ANN ARBOR
WASHINGTON, D.C.

Seligman Municipal Fund Series, Inc. January 18, 2008 Page 3	DICKINSON WRIGHT PLLC

The second component of the Michigan business tax is a tax imposed at a rate of .8% on a taxpayer’s modified gross receipts tax base, after allocation or apportionment to Michigan. The modified gross receipts tax base consists of all receipts received by a person from any activity carried on for direct or indirect gain or profit, less payments to other firms for inventory, fixed assets and supplies, and includes gains on the sale of a capital asset, however, in the case of an individual, estate, partnership organized exclusively for estate or gift planning purposes, or trust organized exclusively for estate or gift planning purposes, interest, dividends, and gains that are not derived from transactions, activities and sources in the regular course of a taxpayer’s trade or business are not included in gross receipts. In the case of an individual, estate, partnership organized exclusively for estate or gift planning purposes, or trust organized exclusively for estate or gift planning purposes, receipts excluded from gross receipts include, but are not limited to, personal investment activity, including interest, dividends and gains from a personal investment portfolio or retirement account, the disposition of tangible, intangible, or real property held for personal use and enjoyment, such as a personal residence or personal assets.

There is no specific provision of the MBT Act providing for the exclusion of interest or dividends on Michigan governmental obligations from a taxpayer’s gross receipts, other than the above-described general provision excluding interest and dividends from gross receipts in the case of an individual, estate, partnership organized exclusively for estate or gift planning purposes, or trust organized exclusively for estate or gift planning purposes. However, various bonds, notes and other obligations of the State of Michigan, its authorities, agencies and instrumentalities, and other Michigan governmental units, and interest thereon, are exempt from various Michigan taxes pursuant to the particular enabling statute under which such bonds and obligations are issued.2 Thus, as a general matter, a taxpayer subject to the modified gross receipts tax component of the MBT must include interest and dividends received on a Michigan obligation in its gross receipts tax base unless the enabling statute under which such obligation is issued specifically provides an exemption from taxation.

The business income and modified gross receipts taxes calculated above are increased by an additional surcharge in varying percentages for specified time periods, which surcharges may be adjusted in the future based on the level of Michigan personal income growth defined by the bureau of economic analysis of the United States Department of Commerce or its successor. A taxpayer’s tax liability may be reduced by numerous credits provided by the MBT Act.

[2]

A comprehensive list of enabling acts providing an exemption from Michigan taxes is not available. At present, at least twenty-one enabling statutes have been identified that provide an exemption from Michigan taxes; thirteen enabling statutes do not provide for such an exemption.

Counselors At Law

DETROIT	BLOOMFIELD HILLS	LANSING	GRAND RAPIDS	ANN ARBOR
WASHINGTON, D.C.

Seligman Municipal Fund Series, Inc. January 18, 2008 Page 4	DICKINSON WRIGHT PLLC

A taxpayer, other than a financial institution or insurance company (see below), whose apportioned or allocated Michigan gross receipts are less than $350,000 in a tax year does not need to file a MBT return or pay tax under the MBT.

Financial institutions and insurance companies are not subject to the business income and modified gross receipts taxes under the MBT, but are subject to separate forms of taxation under the Act. A financial institution includes a bank holding company, a national bank, a state chartered bank, an office of thrift supervision, a chartered bank or thrift institution, a diversified savings and loan holding company other than a diversified savings and loan holding company as defined in 12 USC 1467a(a)(F), a unitary business group of entities described above, or a person, other than an insurance company, owned directly or indirectly by one of the entities listed above and part of a unitary business group.

A financial institution is taxed at a rate of 2.35% of its Michigan apportioned average net capital. Net capital means equity capital as computed in accordance with generally accepted accounting principles less goodwill and the average daily book value of United States obligations and Michigan obligations, which include bonds, notes or other obligations issued by a Michigan governmental unit, or agency or instrumentality of a governmental unit, and less obligations that have been issued under various enabling statutes that specifically provide for an exemption from Michigan taxation (see above). The net capital tax may also be reduced by certain credits under the MBT, and is increased by a surcharge specific to financial institutions.

Insurance companies are subject to a tax equal to 1.25% of gross direct premiums for insurance on property or risk located in the state, subject to certain exclusions. Interest and dividends received on Michigan governmental or other obligations are not components of the tax base for an insurance company.

Based upon the foregoing and upon an examination of such documents and an investigation of such other matters of law as we have deemed necessary, we are of the opinion that, under existing law applicable to shareholders of the Michigan Fund:

1.	Shareholders of the Michigan Fund who are subject to Michigan income tax will not be subject to Michigan income tax on Michigan Fund dividends to the extent that the distributions qualify as exempt-interest dividends of a regulated investment company under Section 852(b)(5) of the Code which are attributable to interest on tax-exempt obligations of the State of Michigan or its political or governmental subdivisions, its governmental agencies or instrumentalities (as well as certain other federally tax-exempt obligations, the interest on which is exempt from Michigan tax, such as, for example, certain obligations of Puerto Rico). If, however, distributions to shareholders of the Michigan Fund are derived from sources other than those described above, including long or short-term capital gains, such distributions will not be exempt from Michigan income tax.

Counselors At Law

DETROIT	BLOOMFIELD HILLS	LANSING	GRAND RAPIDS	ANN ARBOR
WASHINGTON, D.C.

Seligman Municipal Fund Series, Inc. January 18, 2008 Page 5	DICKINSON WRIGHT PLLC

2.	Shareholders of the Michigan Fund, other than insurance companies and financial institutions, who are subject to Michigan business tax will not be subject to the business income tax component of the MBT on Michigan Fund dividends to the extent that the distributions qualify as exempt-interest dividends of a regulated investment company under Section 852(b)(5) of the Code which are attributable to interest on tax-exempt obligations of the State of Michigan or its political or governmental subdivisions, its governmental agencies or instrumentalities (as well as certain other federally tax-exempt obligations, the interest on which is exempt from Michigan tax, such as, for example, certain obligations of Puerto Rico). If, however, distributions to such shareholders of the Michigan Fund from sources other than those described above, including long or short-term capital gains derived in the regular course of a trade or business, such distributions will not be exempt from the business income tax component of the Michigan income tax.

3.	Shareholders of the Michigan Fund that are individuals, estates, partnerships organized exclusively for estate or gift planning purposes, or trusts organized exclusively for estate or gift planning purposes, who are subject to Michigan business tax will not be subject to the modified gross receipts tax component of the MBT on Michigan Fund dividends to the extent that the distributions qualify as exempt-interest dividends of a regulated investment company under Section 852(b)(5) of the Code which are attributable to interest on tax-exempt obligations of the State of Michigan or its political or governmental subdivisions, its governmental agencies or instrumentalities (as well as certain other federally tax-exempt obligations, the interest on which is exempt from Michigan tax, such as, for example, certain obligations of Puerto Rico), if such dividends are received in connection with personal investment activity. If, however, distributions to such shareholders of the Michigan Fund are derived from the regular conduct of a trade or business or sources other than those described above, including long or short-term capital gains, such distributions will not be exempt from the modified gross receipts tax component of the MBT.

4.	Shareholders of the Michigan Fund, other than individuals, estates, partnerships organized exclusively for estate or gift planning purposes, or trusts organized exclusively for estate or gift planning purposes, who are subject to Michigan business tax are required to include Michigan Fund dividends in their gross receipts subject to the modified gross receipts tax component of the MBT, except to the extent that the distributions may qualify as exempt-interest dividends of a regulated investment company under Section 852(b)(5) of the Code which are attributable to interest on tax-exempt obligations of the State of Michigan or its political or governmental subdivisions, its governmental agencies or instrumentalities on obligations issued under particular enabling statutes providing specifically for an exemption from Michigan taxation.

5.	No opinion is expressed relative to the ownership of shares of the Michigan Fund, or the receipt of distributions from the Michigan Fund, by financial institutions or insurance companies.

Counselors At Law

DETROIT	BLOOMFIELD HILLS	LANSING	GRAND RAPIDS	ANN ARBOR
WASHINGTON, D.C.

Seligman Municipal Fund Series, Inc. January 18, 2008 Page 6	DICKINSON WRIGHT PLLC

6.	Under Michigan’s uniform city income tax ordinance, which authorized the only income tax ordinance which may be adopted by cities in Michigan, distributions from the Michigan Fund which are not subject to Michigan income tax will similarly not be subject to the Michigan uniform city income tax.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading “Michigan Taxes.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/S/ DICKINSON WRIGHT PLLC

DICKINSON WRIGHT PLLC

TDH/jkt

Counselors At Law

DETROIT	BLOOMFIELD HILLS	LANSING	GRAND RAPIDS	ANN ARBOR
WASHINGTON, D.C.